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                                                                      Exhibit 21
                             List of Subsidiaries
                             --------------------

Name                                                     Jurisdiction
----                                                     ------------

AmCOMP Assurance Corporation                             Florida

AmCOMP Preferred Insurance Company                       Florida

Pinnacle Administrative Company                          Florida

Pinnacle Benefits, Inc.                                  Florida

AmSERV, Inc.                                             Florida